Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   February 10, 2003

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-97937

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus and Prospectus Supplement dated September 25, 2002 relating to Merrill Lynch & Co., Inc. Medium-Term Notes to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President

PROSPECTUS SUPPLEMENT                                         File No. 333-97937
(To the Prospectus Supplement and                             Rule 424(b)(3)
Prospectus dated September 25, 2002)
Prospectus Supplement Number: 2264

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes

Principal Amount: $65,000,000       Original Issue Date: December 11, 2002

Issue Price: 100.00%                Stated Maturity Date: December 10, 2004

CUSIP Number: 59018YPJ4

Interest Calculation:               Day Count Convention:
[X] Regular Floating Rate Note      [X] Actual/360
[ ] Inverse Floating Rate Note      [ ] 30/360
     (Fixed Interest Rate):         [ ] Actual/Actual

Interest Rate Basis:
[X] LIBOR                           [ ] Commercial Paper Rate
[ ] CMT Rate                        [ ] Eleventh District Cost of Funds Rate
[ ] Prime Rate                      [ ] CD Rate
[ ] Federal Funds Open Rate         [ ] Other (see attached)
[ ] Treasury Rate
    Designated CMT Page:                Designated LIBOR Page:
      CMT Telerate Page:                  LIBOR Telerate Page: 3750
      CMT Reuters Page:                   LIBOR REUTERS Page:

Index Maturity: Three Month               Minimum Interest Rate: Not Applicable

Spread: Plus 0.40%                        Maximum Interest Rate: Not Applicable

Initial Interest Rate:   Calculated as    Spread Multiplier: Not Applicable
                         if the Original
                         Issue Date was
                         an Interest Reset
                         Date

Interest Reset Dates:    Quarterly, on the 10th of March, June, September and
                         December, commencing on March. 30, 2003, subject to modified following business day convention.

Interest Payment Dates:  Quarterly, on the 10th of March, June, September and
                         December, commencing on March. 30, 2003, subject to modified following business day convention.

Repayment at the
Option of the Holder:    The Notes cannot be repaid prior to the Stated Maturity
                         Date.

Redemption at the
Option of the Company:   The Notes cannot be redeemed prior to the Stated
                         Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                 JPMorgan Chase Bank

Dated:                   December 5, 2002